Exhibit 10.5

January 29, 2026

Mr. Peter Warwick
CEO, Scholastic

Dear Peter,
This letter will confirm our mutual agreement, in accordance with the terms of the First Amendment to Amended and Restated Employment Agreement, and as approved by Scholastic's Board in January 2026, to extend the term of that Agreement from August 1, 2026 through July 31, 2027, on the current terms and conditions of your Employment Agreement.
We are grateful for your continued leadership and contributions to Scholastic.

Sincerely,

/s/ Cristina Juvier

Cristina Juvier

Chief People Officer

Accepted and agreed:

/s/ Peter Warwick	1/29/2026
Your Signature	Date